Exhibit 10.2

ANALEX CORPORATION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of May 28, 2004 is by and among ANALEX CORPORATION, a Delaware corporation (the “Company”) and each of the stockholders of the Company listed on Schedule I hereto (the “Initial Holders”).

Preliminary Statement

The Company, the Initial Holders and Beta Analytics, Incorporated are entering into a Stock Purchase Agreement, dated as of May 6, 2004 (the “Stock Purchase Agreement”), which provides for, among other things, the issuance to the Initial Holders of shares of Company common stock, par value $0.02 per share (the “Company Stock”); and

Simultaneously with and as a condition to the closing of the transactions contemplated in the Stock Purchase Agreement, the Company and the Initial Holders desire to enter into this Agreement to provide certain registration right and other rights and restrictions with respect to the Company Stock held by or issuable to the Initial Holders.

Terms and Conditions

In consideration of the mutual covenants and agreements contained in this Agreement and the Stock Purchase Agreement, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms have the meanings indicated below or in the referenced sections of this Agreement:

“Agreement.” As defined in the first paragraph hereof.

“AMEX.” The American Stock Exchange.

“Company.” As defined in the first paragraph hereof.

“Company Stock.” As defined in the Preliminary Statement hereof.

“Delaying Holder.” As defined in Section 5(a) hereof.

“Disposition.” As defined in Section 5(a) hereof.

“Escrow Agreement.” The Escrow Agreement dated as of the date hereof by and among the Company, the Initial Holders, and the escrow agent named therein.

“Escrowed Registrable Securities.” Registrable Securities held in escrow for the benefit of an Initial Holder pursuant to the terms of the Escrow Agreement. At such point in time that the Escrowed Registrable Securities are released from escrow pursuant to the terms of the Escrow

Agreement, such Escrowed Registrable Securities shall be deemed to be either Non-Escrowed Registrable Securities if delivered to an Initial Holder or treasury stock if delivered to the Company in accordance with the indemnification obligations of the Initial Holders to the Company pursuant to the terms of the Stock Purchase Agreement.

“Estate Planning Transferee.” The following permitted transferees of Registrable Securities for estate planning purposes: the ancestors, descendants, siblings or spouse of such Person (or trusts for the benefit of such Persons).

“Exchange Act.” The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Initial Holders.” As defined in the first paragraph hereof, and their permitted successors, assigns and transferees.

“Junior Rights.” Piggyback registration rights which are or will be junior in terms of underwriter cutback to those piggyback registration rights granted to the holders of Registrable Securities. The Company shall have the right to grant Junior Rights, in its sole discretion, without the consent or approval of the holders of Registrable Securities. Certain Junior Rights may have been granted prior to the execution of this Agreement and may be granted by the Company in the future. Upon written request of a holder of Registrable Securities, the Company will provide a list of all of the holders of Junior Rights to such holder of Registrable Securities.

“Junior Securities.” Company securities held by Persons who have been granted Junior Rights in connection with the registration of such securities.

“Lock-Up Period.” As defined in Section 5(b) hereof.

“Minimum Inclusion Rights.” As defined in Section 4(c) hereof.

“Non-Escrowed Registrable Securities.” Registrable Securities held by an Initial Holder other than the Escrowed Registrable Securities.

“One Year Anniversary.” As defined in Section 5(c) hereof.

“Parity Rights.” Piggyback registration rights which are or will be on parity in terms of underwriter cutback to those piggyback registration rights granted to the holders of Registrable Securities. The Company shall have the right to grant Parity Rights, in its sole discretion, without the consent or approval of the holders of Registrable Securities; provided that the Company has not and shall not grant Parity Rights to employees or officers of the Company without the consent or approval of the holders of Registrable Securities. Certain Parity Rights may have been granted prior to the execution of this Agreement and may be granted by the Company in the future. Upon written request of a holder of Registrable Securities, the Company will provide a list of all of the holders of Parity Rights to such holder of Registrable Securities.

“Parity Securities.” Company securities held by Persons who have been granted Parity Rights in connection with the registration of such securities.

“Person.” An individual, a partnership, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization or a government entity or any department, agency, or political subdivision thereof.

“Piggyback Registration.” As defined in Section 4(a) hereof.

“Piggyback Registration Statement.” A registration statement in connection with a Piggyback Registration.

“Reasonable Best Efforts.” The efforts that a prudent Person would use to achieve a result.

“Registrable Securities.” Any Company Stock issued to the Initial Holders pursuant to the Stock Purchase Agreement, provided, that Registrable Securities shall cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act; (ii) they have been sold or transferred in accordance with the requirements of Rule 144; or (iii) they are eligible for sale to the public pursuant to Rule 144(k) of the Securities Act, or any similar or analogous rule promulgated by the SEC at the time.

“Registration Expenses.” As defined in Section 7(a) hereof.

“Registration Statement.” The registration statement contemplated by Section 3 and any additional registration statements contemplated by Section 4, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, all exhibits attached thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144.” Rule 144 (or similar provisions then in effect) promulgated by the SEC under the Securities Act.

“SEC.” The United States Securities and Exchange Commission.

“Securities Act.” The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Rights.” Piggyback registration rights which are or will be senior in terms of underwriter cutback to those piggyback registration rights granted to the holders of Registrable Securities. The Company has granted and may in the future grant Senior Rights, in its sole discretion, without the consent or approval of the holders of Registrable Securities to (a) the stockholders listed on Schedule II hereof and their transferees (whether such transferee receives preferred stock of the Company, convertible debt of the Company or common stock of the Company in connection with the applicable transfer), provided that a transferee shall only receive Senior Rights in connection with transferred securities if the transferor of such securities was entitled to Senior Rights at the time of transfer; and (b) Persons purchasing Company preferred stock or convertible debt (previously, concurrently or in the future) and their transferees (whether such transferee receives preferred stock of the Company, convertible debt of the Company or common stock of the Company in connection with the applicable transfer), provided that a transferee shall only receive Senior Rights in connection with transferred securities if the transferor of such securities was entitled to Senior Rights at the time of transfer. Upon written request of a holder of Registrable Securities, the Company will provide a list of all of the holders of Senior Rights to such holder of Registrable Securities.

“Senior Securities.” Company securities held by Persons who have been granted Senior Rights in connection with the registration of such securities.

“Stock Purchase Agreement.” As defined in the Preliminary Statement hereof.

“Transfer.” Any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Registrable Securities.

Section 2. Securities Subject to this Agreement.

(a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of voting common stock of the Company into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

(b) Majority of Registrable Securities. As used in this Agreement, the term “majority of the Registrable Securities” means more than fifty percent (50%) of the Registrable Securities being registered.

Section 3. Registration on Form S-3. Subject to receipt of necessary information from the Initial Holders and the terms of this Agreement, the Company will, no later than nine (9) months following the date hereof, prepare and file with the SEC a Registration Statement on Form S-3 to permit a public offering and resale of the Registrable Securities under the Securities Act on a continuous basis under Rule 415. The Company will use Reasonable Best Efforts to cause such Registration Statement to remain effective until such time as all of the shares of Company Stock designated thereunder are sold or are eligible for distribution to the public at one time pursuant to the provisions of Rule 144 without violation of the applicable volume limitations. The Company will pay the Registration Expenses of the registration of Registrable Securities pursuant to this Section 3.

Section 4. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its common stock in an underwritten offering under the Securities Act for its own account (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8, pursuant to a registration made on Form S-4 or any successor forms then in effect) and the form of registration statement to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), it will so notify in writing all holders of Registrable Securities no later than twenty (20) days prior to the anticipated filing date of the Piggyback Registration Statement. Subject to the provisions of Section 4(c), the Company will include in the Piggyback Registration Statement all Registrable Securities, on a pro rata basis based upon the total number of Registrable Securities with respect to which the Company has received written requests for inclusion within ten (10) days after the issuance of the Company’s notice. Such Piggyback Registration may be made subject to an underwriters’ over-allotment option, if so requested by the managing underwriter. The holders of Registrable Securities may withdraw all or any part of the Registrable Securities from a Piggyback Registration Statement at any time before ten (10) business days prior to the effective date of the Piggyback Registration Statement.

(b) Piggyback Expenses. The Company will pay the Registration Expenses of the registration of Registrable Securities pursuant to this Section 4.

(c) Underwriting; Priority on Piggyback Registrations. The right of any such holder to have its Registrable Securities included in an underwritten registration pursuant to this Section 4 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the managing underwriter determines that the total number or dollar amount of securities requested to be included in the registration exceeds the number or dollar amount of securities that can be sold, the Company will include the securities in the registration in the following order of priority:

(i) first, the Company will include all securities the Company proposes to sell;

(ii) second, the Company will include up to the full number of Senior Securities requested to be included in the registration, provided that if all such securities cannot be included they shall be allocated among such holders as they agree;

(iii) third, the Company will include up to the full number of Registrable Securities and Parity Securities requested to be included in such registration, provided that if all such securities cannot be included they shall be allocated among the holders of Registrable Securities and Parity Securities pro rata based upon the number of securities requested to be included by each such holder; and

(iv) fourth the Company will include up to the full number of Junior Securities requested to be included in such registration (allocated in a manner that such holders agree).

For the avoidance of doubt, the registration rights of holders of Registrable Securities and Parity Securities shall be subordinate in all respects (including with respect to underwriter cutbacks) to those rights held by holders of Senior Securities. The holders of Registrable Securities acknowledge that the holders of Senior Securities may have the right to include certain securities held by them in a registration even though certain securities that the Company desires to register for its own account will be excluded (“Minimum Inclusion Rights”). Because all securities described in subsections (i) and (ii) above shall be included in a registration prior to the inclusion of any Registrable Securities in such registration, the holders of Registrable Securities hereby acknowledge and agree that the Company has granted and may grant Minimum Inclusion Rights to the holders of Senior Securities without the consent or approval of the holders of Registrable Securities. In the event that the managing underwriter advises the Company that an underwriters’ over-allotment option is necessary or advisable, the allocation provided for in this Section 4(c) shall apply to the determination of which securities are to be included in the registration of such securities.

(d) Selection of Underwriters. In any Piggyback Registration, the Company will select the investment banker(s) and manager(s) that will administer the offering. The Company and the holders of Registrable Securities whose shares are being registered shall enter into a customary underwriting agreement with such investment banker(s) and manager(s).

(e) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7 hereof.

Section 5. Market Stand-Off and Related Provisions.

(a) If requested by the managing underwriter, each holder of Registrable Securities shall agree not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to (each, a “Disposition”) any Registrable Securities (or other securities) of the Company held by such holder (other than those included in the registration) for a ninety (90) day period after the effective date of any registration by the Company pursuant to Section 4 and agrees to execute and deliver a written agreement to such effect. In the event that a holder of Registrable Securities that does not have any Registrable Securities (or other securities) of the Company included in the applicable registration by the Company pursuant to Section 4 (the “Delaying Holder”) is obligated, at the request of the managing underwriter, to delay a Disposition of any Registrable Securities (or other securities) of the Company held by such Delaying Holder, such Delaying Holder shall have the special entitlements set forth in Sections 5(c) and (d).

(b) Notwithstanding anything to the contrary in this Agreement, from the date of this Agreement until the first day of the first month after the one year anniversary of this date of this Agreement (the “Lock-Up Period”), each holder of the Registrable Securities covenants and agrees that, without the Company’s prior written consent, such holder will only Transfer Registrable Securities (i) pursuant to a Piggyback Registration, (ii) in connection with a sale of the Company (A) by merger or consolidation or (B) in a transaction or series of related transactions in which more than a majority of the voting equity securities of the Company are Transferred, or (iii) to Estate Planning Transferees; provided that in the event of any Transfer made pursuant to subsection (iii) above, such holder shall inform the Company of such Transfer prior to effecting it and the transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Section 5.

(c) Following the Lock-Up Period and for the twelve (12) full calendar months thereafter (the end of such period, the “One Year Anniversary”), whether or not any Registrable Securities have been registered under the Securities Act or sold under Rule 144, each Initial Holder agrees not to make a Disposition or otherwise Transfer, without the prior written consent of the Company, more than: three percent (3%) of such Initial Holder’s Non-Escrowed Registrable Securities (calculated based upon the number of Registrable Securities held by such Initial Holder on the first day following the Lock-Up Period) during any of such twelve (12) calendar months; provided, however, that with respect to a Delaying Holder, such three percent (3%) shall be increased to six percent (6%) for each month that the Delaying Holder is obligated, at the request of the managing underwriter, to delay a Disposition of any Registrable Securities (or other securities) of the Company held by such Delaying Holder. For the avoidance of doubt, each Initial Holder may sell up to the three percent (3%) or six percent (6%), as applicable, monthly maximum Non-Escrowed Registrable Securities referenced above but may not sell any of such Initial Holder’s Non-Escrowed Registrable Securities

(d) Following the One Year Anniversary and for the twelve (12) full calendar months thereafter, whether or not any Registrable Securities have been registered under the Securities Act or sold under Rule 144, each Initial Holder agrees not to make a Disposition or otherwise Transfer, without the prior written consent of the Company, more than: five percent (5%) of such Initial Holder’s Non-Escrowed Registrable Securities (calculated based upon the number of Registrable Securities held by such Initial Holder on the first day following the One Year Anniversary) during any of such twelve (12) calendar months; provided, however, that with respect to a Delaying Holder, such five percent (5%) shall be increased to ten percent (10%) for each month that the Delaying Holder is obligated, at the request of the managing underwriter, to delay a Disposition of any Registrable Securities (or other securities) of the Company held by such Delaying Holder. For the avoidance of doubt, each Initial Holder may sell up to the five percent (5%) or ten percent (10%), as applicable, monthly maximum Non-Escrowed Registrable Securities referenced above but may not sell any of such Initial Holder’s Non-Escrowed Registrable Securities.

Section 6. Registration Procedures.

(a) Obligations of the Company. Whenever required to register any Registrable Securities, the Company shall as expeditiously as practicable:

(1) prepare and, as soon as practicable, file with the SEC a registration statement on the appropriate form and use Reasonable Best Efforts to cause the registration statement to become effective;

(2) prepare and file with the SEC such amendments and supplements to the registration statement and the corresponding prospectus necessary to keep the registration statement effective, in the case of the registration required by Section 3 hereof for the period provided in Section 3 and in any other case for thirty (30) days or such shorter period as may be required to sell all Registrable Securities covered by the registration statement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during each period in accordance with the sellers’ intended methods of disposition as set forth in the registration statement;

(3) furnish to each seller of Registrable Securities a sufficient number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits), the corresponding prospectus (including each preliminary prospectus), and such other documents as a seller may reasonably request to facilitate the disposition of the seller’s Registrable Securities;

(4) use Reasonable Best Efforts to register or qualify the Registrable Securities under securities or blue sky laws of jurisdictions in the United States of America as any seller requests; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process;

(5) notify each seller of Registrable Securities, at any time when a prospectus is required to be delivered under the Securities Act, of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and use Reasonable Best Efforts to prepare a supplement or amendment to the prospectus or any such document incorporated therein so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made;

(6) in connection with any underwritten offering, obtain a “comfort” letter from the Company’s independent public accountants in customary form and covering those matters customarily covered by “comfort” letters as the holders of a majority of the Registrable Securities being registered or the managing underwriter reasonably requests (and, if the Company is able after using its Reasonable Best Efforts, the letter shall be addressed to holders of the Registrable Securities, the Company and the underwriters); and

(7) in connection with any underwritten offering, furnish, at the request of the holders of a majority of the Registrable Securities being registered or underwriter(s) of the offering, an opinion of counsel representing the Company for the purposes of the registration, in the form and substance customarily given to underwriters in an underwritten public offering and reasonably satisfactory to counsel representing the holders of Registrable Securities being registered and the underwriter(s) of the offering, addressed to the underwriters and to the holders of the Registrable Securities being registered.

(b) Seller Information. In the event of any registration by the Company, from time to time, the Company may require each seller of Registrable Securities subject to the registration to furnish to the Company information regarding such seller, the Registrable Securities held by them, and the distribution of the securities subject to the registration, and such seller shall furnish all such information reasonably requested by the Company.

(c) Notice to Discontinue. Each holder of Registrable Securities agrees by acquisition of such securities that, upon receipt of any notice from the Company of any event of the kind described in Section 6(a)(5), the holder will discontinue disposition of Registrable Securities until the holder receives copies of the supplemented or amended prospectus contemplated by Section 6(a)(5). In addition, if the Company requests, the holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the holder’s possession, of the prospectus covering the Registrable Securities current at the time of receipt of the notice. If the Company gives any such notice, the time period mentioned in Section 6(a)(2) shall be extended by the number of days elapsing between the date of notice and the date that each seller receives the copies of the supplemented or amended prospectus contemplated in Section 6(a)(5).

(d) Notice by Holders. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, those holders shall notify the Company, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event concerning that holder of the Registrable Securities, as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 7. Registration Expenses.

(a) Generally. All Registration Expenses incurred in connection with the Company’s performance of or compliance with this Agreement shall be paid as provided in this Agreement. The term “Registration Expenses” includes without limitation all registration filing fees, reasonable professional fees and other reasonable expenses of the Company’s compliance with federal, state and other securities laws (including fees and disbursements of counsel for the underwriters in connection with state or other securities law qualifications and registrations), printing expenses, messenger, telephone and delivery expenses; reasonable fees and disbursements of counsel for the Company; reasonable fees and disbursement of the independent certified public accountants selected by the Company (including the expenses of any audit or “comfort” letters required by or incident to performance of the obligations contemplated by this Agreement); fees and expenses of any special experts retained by the Company at the request of the managing underwriters in connection with the registration; and applicable stock exchange and AMEX registration and filing fees. The term “Registration Expenses” does not include the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, all of which shall be paid by the Company, nor does it include fees and disbursements of counsel for the sellers of Registrable Securities or underwriting fees or commissions or transfer taxes, all of which shall be paid by each of the sellers of Registrable Securities with respect to the Registrable Securities sold by such seller.

(b) Other Expenses. To the extent the Company is not required to pay Registration Expenses, each holder of securities included in any registration will pay those Registration Expenses allocable to the holder’s securities so included, and any Registration Expenses not allocable will be borne by all sellers in proportion to the number of securities each registers.

Section 8. Indemnification.

(a) Indemnification by Company. In the event of any registration of Registrable Securities under the Securities Act pursuant to this Agreement, to the full extent permitted by law, the Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, trustees, partners, employees, advisors and agents, and each Person who controls the holder (within the meaning of the Securities Act and the Exchange Act) against any and all losses, claims, damages, liabilities and expenses arising out of (i) any untrue or allegedly untrue statement of material fact contained in any registration statement or any amendment thereof under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment thereof or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, except to the extent the untrue statement or omission resulted from information that the holder furnished in writing to the Company expressly for use therein, and (ii) any failure to comply with any law, rule or regulation applicable to such registration. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party, and shall survive the transfer of such Registrable Securities by such holder. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, the Company will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the extent customary in such agreements.

(b) Indemnification by Holders of Securities. In connection with any registration statement, each participating holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus and each participating holder agrees, severally and not jointly, to indemnify and hold harmless, to the extent permitted by law, the Company, its directors, officers, trustees, partners, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any and all losses, claims, damages, liabilities and expenses arising out of any untrue or allegedly untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, but only to the extent that the untrue statement or omission is contained in or omitted from any information or affidavit the holder furnished in writing to the Company expressly for use therein and only in an amount not exceeding the net proceeds received by the holder with respect to securities sold pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by the Company, and shall survive the transfer of such Registrable Securities by such holder. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, each participating holder of Registrable Securities will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the same extent as it has indemnified the Company; provided, that the indemnity obligations of any holder contained in such agreement shall be limited to the amount of such holder’s net proceeds received from the sale of such holder’s Registrable Securities in such offering.

(c) Indemnification Proceedings. Any Person entitled to indemnification under this Agreement will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party’s reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to the claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party does not assume the defense, the indemnifying party will not be liable for any settlement made without its consent (but that consent may not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or will enter into any settlement that does not include as an unconditional term thereof the claimant’s or plaintiff’s release of the indemnified party from all liability concerning the claim or litigation or which includes any non-monetary settlement. An indemnifying party who is not entitled to or elects not to assume the defense of a claim will not be under an obligation to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of no more than one additional counsel for the indemnified parties.

(d) Contribution. If the indemnification provided for in Section 8(a) or (b) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party and the indemnifying party and the parties’ relative intent and knowledge.

The parties hereto agree that it would not be just and equitable if contribution pursuant this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything herein to the contrary, no participating holder of Registrable Securities acting as an indemnifying party shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses, if any) received by such participating holder exceeds the amount of any damages that such participating holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The obligations of the Company and the holders of Registrable Securities under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement, including the termination of this Agreement.

Section 9. Rule 144. With a view to making available to the holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its Reasonable Best Efforts to make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act.

Section 10. Participation in Underwritten Registration. No Person may participate in any underwritten registration without (a) agreeing to sell securities on the basis provided in underwriting arrangements approved by the Company and (b) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required by the Company or pursuant to the Company’s underwriting arrangements.

Section 11. Termination. The rights under Sections 3 and 4 shall terminate with respect to a holder of Registrable Securities as of such time such holder is entitled to rely on Rule 144(k) for sales of Registrable Securities without registration under the Securities Act and without compliance with the public information, sales volume, manner of sale or notice requirements of Rule 144 (c), (e), (f) or (h) or when such holder has transferred all of such holder’s Registrable Securities in compliance with this Agreement.

Section 12. Suspension of Registration Statement. The Company shall be permitted to suspend the effectiveness of any Registration Statement hereunder if (a) the Company provides at least ten (10) days’ prior written notice to the Initial Holders of the Company’s intention to make a public offering of its Company Stock within forty five (45) days of such notice, other than a Registration Statement filed pursuant to Section 3 hereof or (b) a merger, acquisition, business combination or other similar transaction has been proposed and is being actively considered by the Company and notice of the same is provided to the Initial Holders. Notwithstanding anything to the contrary in this Section 12, the Company shall not be permitted to suspend the effectiveness of any Registration Statement hereunder for more than forty five (45) consecutive days at any one time or more than ninety (90) days in any twelve (12) month period.

Section 13. Miscellaneous.

(a) Amendment. This Agreement may be amended or modified only by a written agreement executed by (i) the Company and (ii) the holders of at least a majority of the Registrable Securities. Any amendment or modification signed by the Company and the holders of a majority of Registrable Securities shall bind all of the parties hereto.

(b) Attorneys’ Fees. In any legal action or proceeding brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all reasonable expenses, charges, court costs and attorneys’ fees in addition to any other available remedy at law or in equity.

(c) Benefit of Parties; Assignment. Subject to the terms and conditions of the Stock Purchase Agreement and this subsection (c), including, without limitation, the transfer restrictions contained therein, all of the terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns, including, without limitation, all subsequent holders of securities entitled to the benefits of this Agreement who agree in writing to become bound by the terms of this Agreement. The rights to cause the Company to register

Registrable Securities under this Agreement may be transferred or assigned by such holder only to: a transferee or assignee who acquires at least ten percent (10%) of the Registrable Securities then outstanding (or, if a smaller amount, the number of Registrable Securities held by such holder on an as-converted and fully diluted basis), provided that the Company is given written notice promptly following the time of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing prior to such transfer or assignment, the obligations of such holder under this Agreement.

(d) Captions. The captions of the sections and subsections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Agreement.

(e) Cooperation. The parties agree that after execution of this Agreement they will from time to time, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments and take such other action as any other party may reasonably require to carry out effectively the intent of this Agreement.

(f) Counterparts; Facsimile Execution. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

(g) Entire Agreement. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in the Transaction Documents (as defined in the Stock Purchase Agreement) and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that the Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in the Transaction Documents.

(h) Governing Law. The internal law of the State of Delaware will govern the interpretation, construction, and enforcement of this Agreement and all transactions and agreements contemplated hereby, notwithstanding any state’s choice of law rules to the contrary.

(i) Notices. All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and properly addressed to the addresses of the parties set forth in the Stock Purchase Agreement or to such other address(es) as the respective parties hereto shall from time to time designate to the other(s) in writing. All notices shall be effective upon receipt.

(j) Specific Performance. Each of the parties agrees that damages for a breach of or default under this Agreement would be inadequate and that in addition to all other remedies available at law or in equity that the parties and their successors and assigns shall be entitled to specific performance or injunctive relief, or both, in the event of a breach or a threatened breach of this Agreement.

(k) Validity of Provisions. Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, that decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, however, that this Agreement shall be interpreted to carry out to the greatest extent possible the intent of the parties and to provide to each party substantially the same benefits as such party would have received under this Agreement if such invalid part of this Agreement had been enforceable. Whenever the words “include” or “including” are used in the Agreement, they shall be deemed to be followed by the words “without limitation.”

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ANALEX CORPORATION

By:	/s/ Sterling E. Phillips, Jr.
Name:	Sterling E. Phillips, Jr.
Title:	Chairman and Chief Executive Officer

INITIAL HOLDERS:

ARTHUR A. HUTCHINS

/s/ Arthur A.Hutchins

JOSEPH H. SAUL

/s/ Joseph H. Saul

SCHEDULE I

Initial Holders

1. Arthur A. Hutchins

2. Joseph H. Saul

SCHEDULE II

Investors

1. PEQUOT PRIVATE EQUITY FUND III, L.P.

2. PEQUOT OFFSHORE PRIVATE EQUITY PARTNERS III, L.P.